Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE EXCEEDS FIRST-QUARTER REVENUE AND EARNINGS CONSENSUS AND REAFFIRMS FULL-YEAR OUTLOOK

Rockford, Michigan, May 3, 2016 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the first quarter ended March 26, 2016. Adjusted financial results exclude restructuring and impairment costs. References to underlying revenue indicate reported revenue adjusted for the impact of foreign exchange, retail store closures, and the exit of certain brand businesses.

"We exceeded expectations for both revenue and earnings in the first quarter and believe the Company is well-positioned to achieve our objectives for the year," said Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. "The actions we have taken over the past several quarters - particularly reorganizing our brand groups, adjusting our store fleet to address changing consumer preferences and assigning new leadership to key strategic initiatives - have gained traction and are already having a positive impact. Our portfolio of leading brands and continued operational excellence served us well during the quarter and will provide us with critical competitive advantages moving forward."

FIRST-QUARTER 2016 REVIEW

•	Reported revenue of $577.6 million exceeded guidance and consensus. Underlying revenue declined 6.6%, and reported revenue declined 8.5% versus the prior year.

•	Adjusted gross margin on a constant currency basis was 41.6%, an increase of 20 basis points versus the prior year. Reported gross margin was 39.6%, compared to 41.4% in the prior year.

•
Adjusted operating margin on a constant currency basis was 9.7%, down 20 basis points versus the prior year but slightly better than expected. Reported operating margin was 5.9%, compared to 10.1% in the prior year.

•
Adjusted diluted earnings per share of $0.29 exceeded guidance. On a constant currency basis, adjusted diluted earnings per share were $0.34 versus $0.37 in the prior year. Reported diluted earnings per share were $0.18, compared to $0.39 per share in the prior year.

•	Cash and cash equivalents were $158.2 million, and net debt was $712.1 million at quarter end.

•	Inventory balances at the end of the quarter were approximately $6 million lower than the Company's plan.

•	The Company repurchased 200,000 shares during the quarter at an average price of $17.78 per share.

“The first quarter provided an encouraging start to the year, and we are pleased to have exceeded our expectations for revenue, earnings and inventory management,” stated Mike Stornant, Senior Vice President and Chief Financial Officer.  “More importantly, the initiatives we have recently implemented to drive product innovation, consumer insight and further operational excellence are moving forward on or ahead of our plans.  The investments and actions that we are currently taking are focused on accelerating growth and enhancing our future operating margin and cash flow.  We are energized by the opportunity to enhance shareholder value through these initiatives."

FISCAL 2016 OUTLOOK
The Company is reaffirming its revenue and adjusted diluted earnings per share guidance for fiscal 2016 as well as its outlook for inventory, as follows:

•
Consolidated reported revenue in the range of $2.475 billion to $2.575 billion, representing an underlying revenue decline in the range of approximately 4.3% to 0.5%. On a reported basis, a revenue decline in the range of approximately 8.0% to 4.3%.

•
Adjusted diluted earnings per share in the range of $1.30 to $1.40. On a constant currency basis, adjusted earnings per share in the range of $1.48 to $1.58. Reported diluted earnings per share in the range of $1.16 to $1.26.

•	Inventory to reach normalized levels during the back half of the year in line with previous expectations.

"Our business model continues to provide a strong foundation and to mitigate global macroeconomic risks. Additionally, our recent strategic actions are progressing well and gaining strong momentum," said Blake W. Krueger. "I am pleased with our start to 2016, but we remain appropriately cautious given the slow pace of the global recovery and are reaffirming our outlook for the year. We continue to be confident in the initiatives in place to drive profitable growth, and I am excited about the direction of the Company moving forward."

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Chaco®, Bates®, and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, wolverineworldwide.com

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company’s ability to achieve its objectives for the year; future momentum from reorganizing Company brand groups and assigning new leadership to new initiatives; the ability of the Company’s portfolio of brands and operational excellence to perform in this global retail environment and to provide key advantages; timing and benefits from the Company’s initiatives to drive product innovation, consumer insight and further operational excellence, including the ability of these initiatives to accelerate growth, enhance future operating margin, cash flow and shareholder value, and to drive profitable growth; the Company's fiscal 2016 guidance; and the direction of the Company. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "projects," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; currency fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to the expanding into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	12 Weeks Ended
	March 26, 2016	March 28, 2015
Revenue	$577.6	$631.4
Cost of goods sold	344.9	370.0
Restructuring costs	3.9	—
Gross profit	228.8	261.4
Gross margin	39.6%	41.4%

Selling, general and administrative expenses	184.1	198.8
Restructuring and impairment costs (gain)	10.7	(1.0)
Operating expenses	194.8	197.8
Operating expenses as a % of revenue	33.7%	31.3%

Operating profit	34.0	63.6
Operating margin	5.9%	10.1%

Interest expense, net	8.5	9.5
Other income, net	(0.1)	(1.0)
Total other expenses	8.4	8.5
Earnings before income taxes	25.6	55.1

Income tax expense	8.0	15.0
Effective tax rate	31.4%	27.3%

Net earnings	17.6	40.1

Less: net earnings attributable to noncontrolling interests	0.2	—
Net earnings attributable to Wolverine World Wide, Inc.	$17.4	$40.1
Diluted earnings per share	$0.18	$0.39

Supplemental information:
Net earnings used to calculate diluted earnings per share	$17.0	$39.4
Shares used to calculate earnings per share	96.2	100.8
Weighted average shares outstanding	99.2	102.5

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	March 26, 2016	March 28, 2015
ASSETS
Cash and cash equivalents	$158.2	$121.3
Accounts receivables, net	326.0	357.2
Inventories, net	480.8	419.8
Other current assets	40.3	89.8
Total current assets	1,005.3	988.1
Property, plant and equipment, net	135.3	135.3
Goodwill and other indefinite-lived intangibles	1,115.6	1,124.6
Other non-current assets	168.4	180.1
Total assets	$2,424.6	$2,428.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$247.1	$235.8
Current maturities of long-term debt	16.9	42.0
Borrowings under revolving credit agreement	60.0	14.5
Total current liabilities	324.0	292.3
Long-term debt	793.4	788.4
Other non-current liabilities	326.1	376.0
Stockholders' equity	981.1	971.4
Total liabilities and stockholders' equity	$2,424.6	$2,428.1

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	12 Weeks Ended
	March 26, 2016	March 28, 2015
OPERATING ACTIVITIES:
Net earnings	$17.6	$40.1
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	9.8	10.9
Stock-based compensation expense	7.6	6.7
Excess tax benefits from stock-based compensation	(0.1)	(3.4)
Pension and SERP expense	2.4	6.4
Restructuring and impairment costs (gain)	14.6	(1.0)
Other	(9.8)	4.1
Changes in operating assets and liabilities	(121.0)	(106.8)
Net cash used in operating activities	(78.9)	(43.0)

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(9.9)	(6.4)
Other	(0.6)	(0.7)
Net cash used in investing activities	(10.5)	(7.1)

FINANCING ACTIVITIES:
Net borrowings under revolving credit agreement	60.0	14.5
Payments on long-term debt	—	(58.0)
Cash dividends paid	(6.0)	(6.1)
Purchase of common stock for treasury	(0.1)	—
Purchases of shares under employee stock plans	(4.2)	(7.4)
Proceeds from the exercise of stock options	1.9	5.8
Excess tax benefits from stock-based compensation	0.1	3.4
Contributions from noncontrolling interests	0.8	—
Net cash provided by (used in) financing activities	52.5	(47.8)

Effect of foreign exchange rate changes	1.0	(4.6)
Decrease in cash and cash equivalents	(35.9)	(102.5)

Cash and cash equivalents at beginning of the year	194.1	223.8
Cash and cash equivalents at end of the period	$158.2	$121.3

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q1 2016 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO
UNDERLYING REVENUE*
(Unaudited)
(In millions)

	GAAP Basis Fiscal 2016 Q1	Foreign Exchange Impact	Fiscal 2016 Q1 Constant Currency Basis	GAAP Basis Fiscal 2015 Q1	Adjustments (1)	Fiscal 2015 Q1 Adjusted Basis	Underlying Growth	Reported Growth

Revenue	$577.6	$6.3	$583.9	$631.4	$(6.3)	$625.1	(6.6)%	(8.5)%

(1)	Adjustments include the impact from retail stores closures and the exited Cushe business.

RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED
GROSS MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Adjustments (1)	As Adjusted on a Constant Currency Basis

Gross Profit - Fiscal 2016 Q1	228.8	$9.9	$3.9	242.6

Gross margin	39.6%			41.6%

Gross Profit - Fiscal 2015 Q1	$261.4			$261.4

Gross margin	41.4%			41.4%

(1)	Fiscal 2016 Q1 Adjustments include restructuring costs.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED
OPERATING MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Adjustments (1)	As Adjusted on a Constant Currency Basis

Operating Profit - Fiscal 2016 Q1	$34.0	$7.9	$14.6	$56.5

Operating margin	5.9%			9.7%

Operating Profit - Fiscal 2015 Q1	$63.6		$(1.0)	$62.6

Operating margin	10.1%			9.9%

(1)	Fiscal 2016 Q1 and fiscal 2015 Q1 Adjustments include restructuring and impairment costs (gain).

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS

Fiscal 2016 Q1	$0.18	$0.11	$0.29

Fiscal 2015 Q1	$0.39	$(0.02)	$0.37
(1) Fiscal 2016 Q1 and fiscal 2015 Q1 Adjustments include restructuring and impairment costs (gain).

RECONCILIATION OF FISCAL 2016 Q1 ADJUSTED DILUTED EPS TO
ADJUSTED DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	As Adjusted EPS	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

Fiscal 2016 Q1	$0.29	$0.05	$0.34

RECONCILIATION OF REPORTED DEBT TO NET DEBT*
(Unaudited)
(In millions)

Fiscal 2016 Q1

GAAP reported debt	$870.3
Cash and cash equivalents	(158.2)
Net debt	$712.1

2016 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2016 FULL-YEAR REPORTED REVENUE GROWTH
GUIDANCE TO UNDERLYING REVENUE GROWTH GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Revenue	Foreign Exchange Impact	Adjustments (1)	Underlying Full-Year Revenue

Fiscal 2016 Revenue Guidance	$ 2,475 - 2,575	$40.0		$ 2,515 - 2,615
Fiscal 2015 Revenue	$2,691.6		$(63.6)	$2,628.0
Percentage growth	(8.0) - (4.3)%			(4.3) - (0.5)%

(1)	Adjustments include the impact from retail store closures and the exited Cushe business.

RECONCILIATION OF FISCAL 2016 FULL-YEAR DILUTED EPS GUIDANCE
TO ADJUSTED DILUTED EPS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year 2016 Guidance	Adjustments (1)	As Adjusted Full-Year 2016 Guidance

Diluted earnings per share	$ 1.16 - 1.26	$0.14	$ 1.30 - 1.40
(1) Fiscal 2016 Full-Year Guidance Adjustments include estimated restructuring costs.

RECONCILIATION OF FISCAL 2016 FULL-YEAR ADJUSTED DILUTED EPS GUIDANCE
TO ADJUSTED DILUTED EPS GUIDANCE ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	As Adjusted Full-Year 2016 Guidance	Foreign Exchange Impact	As Adjusted Full-Year 2016 Guidance Constant Currency Basis

Diluted earnings per share	$ 1.30 - 1.40	$0.18	$ 1.48 - 1.58

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if restructuring and impairment costs were excluded.  The Company also describes underlying revenue, which excludes the impact of foreign exchange, the impact of retail store closures, the exit of the Patagonia Footwear business in fiscal 2015, and the exit of the Cushe business in fiscal 2016. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. The Company has defined net debt as debt less cash and cash equivalents.  The Company believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.  The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.